UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 09/10/07

Delphax Technologies Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-10691

Minnesota	41-1392000
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6100 West 110th Street

Bloomington, Minnesota 55438-2664

(Address of principal executive offices, including zip code)

952-939-9000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 10, 2007 Delphax Technologies Inc. (the “Company”) entered into a Credit and Security Agreement dated September 10, 2007 (the “US Credit Agreement”) with Wells Fargo Bank, National Association doing business through its Wells Fargo Business Credit division (“Wells Fargo US”) and the Company’s wholly owned Canadian subsidiary, Delphax Technologies Canada Limited (“Delphax Canada”), entered into a Credit and Security Agreement dated September 10, 2007 (the “Canadian Credit Agreement”) with Wells Fargo Financial Corporation Canada (“Wells Fargo Canada”).

The US Credit Agreement and Canadian Credit Agreement provide senior secured revolving credit facilities with a four year term of up to a total of US$13.0 million, subject to availability under a borrowing base of accounts receivable and inventory, and provide a secured term loan of US$653,000. These credit facilities are secured by liens on substantially all of the assets of the Company and each of its subsidiaries and are subject to compliance with certain financial covenants concerning minimum net income, debt service coverage ratio, capital expenditures and minimum credit availability. The Company has guaranteed all of Delphax Canada’s obligations under the Canadian Credit Agreement.

The Company and Delphax Canada’s obligations under the US Credit Agreement and the Canadian Credit Agreement mature on September 10, 2011, but are subject to acceleration upon the occurrence of various customary events of default, such as breach of a covenant, a change in control, insolvency, bankruptcy, nonpayment of judgments rendered against the Company or a subsidiary or defaults on other indebtedness. In addition, new financial covenants must be established for each fiscal year no later than November 30 (the end of the second month of the fiscal year).

The proceeds of the initial advances under the US Credit Agreement and Canadian Credit Agreement were used to payoff the obligations of the Company and Delphax Canada to their former senior lenders (LaSalle Business Credit, LLC and ABN AMRO Bank, N.V., Canada Branch), which totaled approximately $5.4 million. The credit facilities with the former senior lenders were terminated.

Item 3.02.	Unregistered Sales of Equity Securities

On September 10, 2007, in connection with the new senior credit facilities with Wells Fargo, the Company and Delphax Canada completed the second and final closing on its Securities Purchase Agreement dated March 26, 2007 (the “Securities Purchase Agreement”) with Whitebox Delphax, Ltd. (“Whitebox”), an affiliate of Whitebox Advisors, LLC of Minneapolis, Minnesota. At the closing Delphax Canada issued a US$7,000,000 five-year, secured subordinated promissory note (the “Note”). A portion of the proceeds were used to pay off US$3 million of subordinated debt due February 2008 that was owed to affiliates of Whitebox and US$900,000 loaned by Whitebox at the first closing of the Securities Purchase Agreement on March 26, 2007. The balance of the proceeds, after payment of transaction expenses, will be used for general corporate purposes.

The obligations of Delphax Canada under the Note are guaranteed by the Company and are secured by a security interest (which is subordinated to the security interest of the senior lender) in substantially all of the assets of the Company and each of its subsidiaries. The Securities Purchase Agreement with Whitebox also contains financial covenants that limit the Company and subsidiaries’ total senior indebtedness for borrowed money to $14.5 million and limit total indebtedness for borrowed money in relation to consolidated accounts receivable and inventory. There is also a financial covenant that requires the Company to either: (1) achieve minimum consolidated revenue, or (2) maintain minimum consolidated cash and credit availability.

The Company and Delphax Canada’s obligations under the Securities Purchase Agreement mature on September 10, 2012, but are subject to acceleration upon the occurrence of various customary events of default, such as failure to make timely payments of interest, breach of a covenant, insolvency, bankruptcy, nonpayment of judgments rendered against the Company or a subsidiary or defaults on other indebtedness.

At the second closing the Company issued to Whitebox pursuant to the Securities Purchase Agreement a warrant to purchase 6,300,000 shares of Company common stock for a purchase price that is $1.28 per share if the exercise price is paid in cash or $1.00 per share if the purchase price is paid by surrender of indebtedness. The 6,300,000 shares available under the warrant issued at the second closing, together with the 1,200,000 shares available under the warrant issued at the first closing of the financing, would constitute approximately 53.6% of outstanding shares. If the subsequent one-year option to purchase a Note and warrant were to be fully exercised, the grand total of 9,000,000 shares then available under warrants would constitute approximately 58.1% of outstanding shares. However, the warrants provide that no holder of a warrant will have the right to exercise the warrant to the extent that, after giving effect to the exercise, the holder (together with the holder’s affiliates) would beneficially own in excess of 9.99% of the Company’s shares outstanding after giving effect to the exercise. The warrants also provide that unless the holder gives the Company at least 60 days prior written notice, no holder will have the right to exercise the warrant to the extent that, after giving effect to the exercise, the holder (together with the holder’s affiliates) would beneficially own in excess of 4.99% of the Company’s shares outstanding after giving effect to the exercise.

For accounting purposes, the Company will record the fair value of the warrant issued at the closing as an increase in additional paid-in-capital and as original issue discount on the Note. The original issue discount will be amortized to interest expense over the five year term of the Note. Thus, the interest expense that the Company records for the Note in any period will be greater than the 12% per annum interest that is paid during the period.

In connection with the financing, the Company has agreed that if Whitebox proposes a person to be elected to the Company’s board of directors, the Company will make its best efforts to cause that person to be elected. So long as Whitebox holds at least $1,000,000 of the Note or 1,000,000 shares of Company common stock, it is entitled to designate one director to the Company’s board of directors. The Company also agreed to file a registration statement with the Securities and Exchange Commission covering up to 2,000,000 shares of Company common stock issuable upon exercise of the warrants or as partial payment of the interest due under the

Note, and has granted certain additional registration rights to the holders of the warrants or the underlying shares. In certain circumstances the Company is obligated to pay a penalty to Whitebox if the registration statement does not become effective by a particular date.

The Company is paying to First Dunbar Securities Corporation (“First Dunbar”) a commission of $366,000 in cash and a five-year warrant to purchase 378,000 shares of common stock for $1.28 per share in connection with the second closing. The Company plans to file a registration statement for the benefit of First Dunbar covering the shares underlying the warrants issued to First Dunbar.

The Note and warrant issued at the second closing to Whitebox and the warrant issued to First Dunbar at the second closing were issued in reliance on the exemption afforded by Section 4(2) of the Securities Act of 1933, as amended. No fees, commissions or underwriting discounts were paid except for the cash fee and warrant issued to First Dunbar that are referred to above.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following document is hereby filed as an exhibit to the Current Report on Form 8-K:

Exhibit No.
4.1	Credit and Security Agreement dated September 10, 2007 between Delphax Technologies Inc. and Wells Fargo Bank, National Association

4.2	Credit and Security Agreement dated September 10, 2007 between Delphax Technologies Canada Limited and Wells Fargo Financial Corporation Canada

4.3	Guarantee dated September 10, 2007 by Delphax Technologies Inc. in favor of Wells Fargo Financial Corporation Canada

4.4	First Amendment dated September 10, 2007 to Securities Purchase Agreement dated March 26, 2007 among Delphax Technologies Inc., Delphax Technologies Canada Limited and Whitebox Delphax, Ltd.

4.5	First Amendment dated September 10, 2007 to Registration Rights Agreement dated March 26, 2007 among Delphax Technologies Inc., Delphax Technologies Canada Limited and Whitebox Delphax, Ltd.

4.6	US$7,000,000 12% Secured Subordinated Promissory Note dated September 10, 2007 issued by Delphax Technologies Canada Limited to Whitebox Delphax, Ltd.

4.7	Warrant dated September 10, 2007 issued by Delphax Technologies Inc. to Whitebox Delphax, Ltd.

4.8	Guaranty dated September 10, 2007 by Delphax Technologies Inc. in favor of Whitebox Delphax, Ltd.

99.1	Press Release issued September 11, 2007

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Delphax Technologies Inc.

Date: September 13, 2007	By:	/s/ Gregory S. Furness
Gregory S. Furness
Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
4.1	Credit and Security Agreement dated September 10, 2007 between Delphax Technologies Inc. and Wells Fargo Bank, National Association

4.2	Credit and Security Agreement dated September 10, 2007 between Delphax Technologies Canada Limited and Wells Fargo Financial Corporation Canada

4.3	Guarantee dated September 10, 2007 by Delphax Technologies Inc. in favor of Wells Fargo Financial Corporation Canada

4.4	First Amendment dated September 10, 2007 to Securities Purchase Agreement dated March 26, 2007 among Delphax Technologies Inc., Delphax Technologies Canada Limited and Whitebox Delphax, Ltd.

4.5	First Amendment dated September 10, 2007 to Registration Rights Agreement dated March 26, 2007 among Delphax Technologies Inc., Delphax Technologies Canada Limited and Whitebox Delphax, Ltd.

4.6	US$7,000,000 12% Secured Subordinated Promissory Note dated September 10, 2007 issued by Delphax Technologies Canada Limited to Whitebox Delphax, Ltd.

4.7	Warrant dated September 10, 2007 issued by Delphax Technologies Inc. to Whitebox Delphax, Ltd.

4.8	Guaranty dated September 10, 2007 by Delphax Technologies Inc. in favor of Whitebox Delphax, Ltd.

99.1	Press Release issued September 11, 2007